UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No.   )

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SOLA International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Reg. § 240.14a-101.
SEC 1913 (3-99)

10590 West Ocean Air Drive

Suite 300
San Diego, California 92130
Telephone: (858) 509-9899
Internet Site: www.sola.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, July 21, 2004

       Please join us for the 2004 Annual Meeting of Stockholders of SOLA International Inc. Our Annual Meeting will be held on Wednesday, July 21, 2004, at 11:00 a.m. (local time), at the offices of SOLA International Inc., 10590 West Ocean Air Drive, Suite 300, San Diego, California 92130.

      The purpose of the Annual Meeting is to elect six directors.

      You may vote at the Annual Meeting in person or by proxy if you owned shares of SOLA at the close of business on June 10, 2004.

      It is important for your shares to be represented at the Annual Meeting whether or not you plan to attend. To ensure that your shares are represented, we ask that you sign, date and return the enclosed proxy card. Please vote as soon as possible. You may revoke your proxy at any time prior to the Annual Meeting.

      Enclosed for your information is our 2004 Annual Report to Stockholders.

Sincerely,

JEREMY C. BISHOP
President and Chief Executive Officer

June 30, 2004

SOLA INTERNATIONAL INC.

PROXY STATEMENT

      This proxy statement and form of proxy are first being mailed to stockholders on or about June 30, 2004.

QUESTIONS AND ANSWERS

Who may vote?

      You may vote if you were a stockholder of SOLA at the close of business on June 10, 2004, the record date for the Annual Meeting. On that date, there were 32,189,156 shares of SOLA common stock outstanding.

What am I voting on?

      SOLA’s Board of Directors is soliciting your vote on the election of six directors.

How many votes do I have?

      Each share of SOLA common stock that you own entitles you to one vote.

How do I vote?

      You may vote your shares in either of the following ways:

•	By mail: complete the proxy card and sign, date and return it in the enclosed envelope; or

•	In person: attend the Annual Meeting, where ballots will be provided.

      You may also vote by telephone or over the Internet if you hold your shares through a broker or bank that offers either of those options. If you choose to vote in person at the Annual Meeting and your shares are held in the name of your broker, bank or other nominee, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on June 10, 2004, the record date for voting.

How does discretionary voting authority apply?

      If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Jeremy C. Bishop and Jeffrey S. Cartwright to vote FOR the election of directors and FOR or AGAINST any other matters that are properly raised at the Annual Meeting. We do not expect that the stockholders will be voting on any business at the Annual Meeting other than the election of directors.

May I revoke my proxy?

      You may revoke your proxy at any time before it is exercised in one of the following ways:

•	Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy;

•	Submit another proxy with a later date;

•	Vote by telephone or Internet after you have given your proxy; or

•	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

      Your shares are likely registered differently or are held in more than one account. You should sign and return all proxy cards to ensure that all of your shares are voted.

What constitutes a quorum?

      The presence, in person or by proxy, of the holders of a majority of SOLA shares entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

      Abstentions and broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you.

What vote is required to elect the directors?

      If a quorum is present, a plurality of the votes properly cast at the Annual Meeting will elect the directors. This means that the six nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that by following the instructions on the enclosed proxy card or on the ballot provided at the Annual Meeting or by withholding authority as prompted during telephone or Internet voting. Abstentions and broker non-votes will have no effect on the election of the directors.

How do I submit a stockholder proposal?

      We must receive your proposals for inclusion in our proxy statement for the 2005 annual meeting no later than March 2, 2005. Your proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (SEC).

      You may also submit a proposal that you do not want to be included in our proxy statement, but that you want raised at the 2005 annual meeting. If you desire to do this, we must receive your written proposal no later than April 22, 2005. However, if the 2005 annual meeting is scheduled to be held before June 21, 2005 or after September 20, 2005, we must receive your proposal on or before the later of the close of business (1) 90 days prior to the date of the 2005 annual meeting, or (2) 10 days after the day on which we mail the notice of the 2005 annual meeting or publicly disclose the date of the annual meeting. If we receive your proposal after the applicable deadline, the SEC rules permit the individuals named in the proxies solicited by SOLA’s Board of Directors for that meeting to exercise discretionary voting power as to that proposal, although they are not required to do so.

      In addition, our by-laws contain specific requirements for stockholder proposals that you must comply with to properly raise a proposal at an annual meeting. According to our by-laws, your proposal should include: (1) a brief description of the business you want to bring before the meeting and the reasons for conducting the business at the meeting; (2) your name and address as they appear on our stock records; (3) the number of SOLA shares that you own beneficially or of record; (4) a description of any arrangement or agreement you may have with any other person concerning the proposal and any interest you may have in the business you want to bring before the meeting; and (5) a representation that you intend to attend the meeting in person or by proxy and present your business at the meeting.

      You should submit all proposals and requests for copies of our by-laws in writing to our Secretary at our address on the cover of this proxy statement.

How do I nominate a director?

      If you desire to nominate an individual for election as a director at the 2005 annual meeting, we must receive your nomination no later than April 22, 2005. However, if the 2005 annual meeting is scheduled to be held before June 21, 2005 or after September 20, 2005, we must receive your nomination on or before the later of the close of business (1) 90 days prior to the date of the 2005 annual meeting, or (2) 10 days after the day on which we mail the notice of the 2005 annual meeting or publicly disclose the date of the annual meeting.

      Our by-laws contain specific requirements that you must comply with to nominate a director. Our by-laws require that for each person you propose to nominate you provide: (1) the name, age, business address and residence address of the proposed nominee; (2) the principal occupation of the proposed nominee; (3) the number of SOLA shares that the proposed nominee owns beneficially and of record; and (4) any other information relating to the proposed nominee that would be required by the SEC to be included in a proxy statement had SOLA’s Board nominated the proposed nominee.

      In addition, our by-laws require that you provide the following information: (1) your name and address as they appear on our stock records; (2) the number of SOLA shares that you own beneficially and of record; (3) a description of any arrangement or understanding you may have with each proposed nominee or any other person concerning the nominations; (4) a representation that you intend to attend the meeting in person or by proxy to nominate the proposed nominees; (5) any other information relating to you that would be required by the SEC to be included in a proxy statement for election of directors; and (6) the written consent of each proposed nominee to being named as a nominee and to serving as a director if elected.

      You should send your proposals and requests for copies of our by-laws in writing to our Secretary at our address on the cover of this proxy statement.

Who pays to prepare, mail and solicit the proxies?

      SOLA will pay all of the costs of preparing and mailing the proxy statement and soliciting the proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our Annual Report to the beneficial owners of SOLA common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

ELECTION OF DIRECTORS

      SOLA’s directors are elected at each annual meeting and hold office until the next election. The Board of Directors has authority under our by-laws to fill vacancies and to increase or decrease its size between annual meetings. The Board currently consists of seven directors; however, Douglas D. Danforth is not standing for re-election and following the Annual Meeting the Board will consist of six members.

      At this Annual Meeting, you will be asked to elect six directors. The six nominees are presently directors of SOLA. Each director will serve until the 2005 annual meeting, until a qualified successor director has been elected, or until he resigns or is removed by the Board.

      We will vote your shares as you specify on the enclosed proxy card or during telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve. The nominees have provided the following information about themselves.

Nominees

      Jeremy C. Bishop, 54, was appointed Chief Executive Officer and President and a director in April 2000. Prior to his appointment, he served as President of the American Optical business, a position held since SOLA’s purchase of American Optical Corporation’s ophthalmic business in June 1996. He joined American Optical Corporation in November 1990 as Vice President of European Operations.

      Maurice J. Cunniffe, 71, was appointed Chairman of the Board of Directors in November 2000. He has been a director since December 1996. He is Chairman and Chief Executive Officer of A. O. Capital Corporation.

      Robert A. Muh, 66, serves as Chief Executive Officer of Sutter Securities, Inc., a full-service brokerage firm he co-founded in 1992. Prior to that time, he served as President of Financial Services International, Inc., a financial advisory firm, from 1987 to 1992. From 1978 to 1987, he served as a partner and a managing director for Bear, Stearns & Co., Inc. He also currently serves as a director for Worldwide Restaurant Concepts, Inc. and is a trustee of the Massachusetts Institute of Technology and the Napa Valley Opera House.

      Colombe M. Nicholas, 59, was appointed a director in December 2003. Since 2002, Ms. Nicholas has been a consultant with Fianco Global Consulting, a consulting firm that assists companies in identifying domestic and international expansion opportunities. She was President and Chief Executive Officer of Anne Klein Company from 1996 to 1999. Prior to this role she was Chief Operating Officer of Giorgio Armani Fashion Corporation. In addition, Ms. Nicholas was Chief Executive Officer of Christian Dior from 1980 to 1988. She is currently a Trustee of the University of Dayton and serves as a director for Leader Technology.com and Tandy Brand Accessories.

      Jackson L. Schultz, 78, has been a director since November 1995. Following a career in the United States Navy, where he retired as a Captain, Mr. Schultz joined Wells Fargo Bank in 1970, retiring in 1990 as Senior Vice President responsible for Public and Governmental Affairs. He is a past director of the Bank of San Francisco and the Cooper Development Company. He was a member of the Advisory Board to the United States Navy Exchange Command, and also serves as Vice Chairman and Governor of Claremont McKenna College Rose Institute of State and Local Government.

      Charles F. Smith, 71, was appointed as director in December 2003. He is President and Chief Executive Officer of Charles F. Smith & Company, Inc., an investment banking firm specializing in mergers and acquisitions, which he founded in 1983. He currently serves as a director for Anworth Mortgage Asset Corporation, FirstFed Financial Corporation, Worldwide Restaurant Concepts, Inc. and as a trustee for St. John’s Health Center.

Director Not Standing for Re-election

      Douglas D. Danforth, 80, has been a director since December 1994. He was Chairman and Chief Executive Officer of Westinghouse Electric Corporation from 1983 to 1987. He is a director of Enivosource. He is a former director of Travelers, PNC Bank, PPG Industries, Rubbermaid and The Whirlpool Corporation and also served as Chairman and CEO of the Pittsburgh Pirates Baseball Club from 1987 to 1994.

CORPORATE GOVERNANCE

General

      We believe that good corporate governance is critical in fulfilling our obligations to our stockholders. As part of our ongoing commitment, we have reviewed our corporate governance policies and practices for compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the recently adopted listing standards of the New York Stock Exchange.

Corporate Governance Guidelines

      The Board of Directors has set forth its corporate governance policies and practices in a set of Corporate Governance Guidelines. These guidelines assist the Board in the exercise of its responsibilities and may be amended by the Board from time to time. Our Corporate Governance Guidelines are available on our website (www.SOLA.com) under the heading Investors — Corporate Governance — Corporate Governance Guidelines. Our Corporate Governance Guidelines are available in print to stockholders upon written request made to Jeffrey Cartwright at the address shown on the cover of this proxy statement.

Code of Conduct

      The Board of Directors has adopted a Code of Conduct applicable to all of our employees, officers and directors, including our chief executive officer and senior financial and accounting officers. Our Code of Conduct acknowledges that a reputation for ethical, moral and legal business conduct is one of SOLA’s most valuable assets. The Code requires that all of our employees, officers and directors comply with all laws and other legal requirements, avoid conflicts of interest, protect corporate opportunities and confidential information, conduct business in an honest and ethical manner and otherwise act with integrity and in the company’s best interest. In addition, our Code of Conduct acknowledges special ethical obligations for financial reporting. We maintain a current copy of our Code of Conduct, and will promptly post any amendments to or waivers of the Code, on our website (www.sola.com) under the heading Investors — Corporate Governance — Code of Conduct. Our Code of Conduct is available in print to stockholders upon written request made to Jeffrey Cartwright at the address shown on the cover of this proxy statement.

Director Independence

      Our Corporate Governance Guidelines require that a substantial majority of the Board be comprised of directors who meet the independence requirements of the listing standards of the New York Stock Exchange. Accordingly, our Board conducts an annual review to determine whether each of our directors qualifies as independent. The Board has adopted categorical Independence Standards to assist it in this process. A copy of those Independence Standards is included as Appendix A to this proxy statement. In addition, a director will not be considered independent unless the Board of Directors determines that the director has no material relationship with SOLA, broadly considering all relevant facts and circumstances. Based on its most recent annual review, the Board of Directors has concluded that each director, other than Mr. Bishop, is independent as defined in our Independence Standards and the listing standards of the New York Stock Exchange.

      Currently, the Board has a policy of separating the roles of the Chairman of the Board and the Chief Executive Officer. The non-management members of the Board of Directors meet periodically in executive session without management and also meet in executive session with the Chief Executive Officer on an “as needed” basis. For these purposes, non-management members of the Board are directors who are not executive officers of SOLA, regardless of whether they are independent. Meetings of non-management directors are chaired by the Chairman of the Board.

Communications with Directors

      Stockholders and other interested parties may communicate with any of our directors or with the independent directors as a group by writing to them in care of Jeffrey Cartwright at the address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-management directors, any communications that allege or report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are immediately forwarded to the Chief Executive Officer and the Chief Financial Officer, and are shown to the Audit Committee. The Chairman of the Board is advised promptly of any communications that allege misconduct on the part of SOLA management or that raise legal, ethical or compliance concerns about SOLA’s policies or practices. On a regular basis, the Chairman of the Board receives updates on other communications that raise issues related to the affairs of the Company and he determines which of these communications he would like to see. In addition, the Chief Financial Officer maintains a log of all such communications, which is available for review upon the request of any Board member.

Director Nominations

      Pursuant to our Corporate Governance Guidelines, the Governance and Nominating Committee is responsible for the proposal of nominees for service as directors and will consider recommendations offered by shareholders in accordance with our by-laws. The Governance and Nominating Committee selects individuals as director nominees based on various criteria, including their business and professional skills and experiences, personal integrity and judgment, demonstrated ability to make independent analytical inquiries, ability to understand our business and concern for the long-term interests of our stockholders. In addition, directors should be willing and able to devote the necessary time to Board and committee duties. In considering individuals for nomination, the Governance and Nominating Committee consults with the Chief Executive Officer. A director’s qualifications in meeting these criteria are considered at least each time the director is re-nominated for Board membership.

      The Governance and Nominating Committee, our Chairman of the Board, our Chief Executive Officer or other Board members may identify a need to add new members to the Board to satisfy specific criteria or simply to fill a vacancy. The Committee will initiate a search for potential director nominees, seeking input from other Board members and senior management, and may hire outside advisers to assist it in identifying and evaluating candidates.

      Our by-laws permit stockholders to nominate candidates for consideration at an annual meeting. The process for stockholders to submit a director candidate in accordance with our by-laws is described in this proxy statement under “Questions and Answers — How do I nominate a director?” Assuming that a properly submitted stockholder recommendation for a potential nominee is received and appropriate biographical and background information is provided, the Governance and Nominating Committee follows the same process and applies the same criteria as it does for candidates submitted by other sources. The Committee is not obligated, however, to recommend the candidate for nomination.

Charitable Contributions

      From time to time, SOLA may make contributions to charitable organizations that have as an executive officer a member of our Board of Directors. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of $100,000 or 2% of the charitable organization’s consolidated gross revenues.

Attendance at Annual Meeting

      We encourage all of the members of our Board of Directors to attend our Annual Meeting of Stockholders. While their attendance is not required, each of our directors attended our last annual meeting.

BOARD OF DIRECTORS AND ITS COMMITTEES

      SOLA’s Board of Directors met nine times during fiscal year 2004. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board has three standing committees: Audit, Compensation, and Governance and Nominating. The Board merged the nominating and governance committees and created a combined governance and nominating committee in June 2004. The Board of Directors has adopted a charter for each committee. Copies of the charters are available on our website (www.sola.com) under the heading Investors — Corporate Governance — Committees and are available in print to stockholders upon written request made to Jeffrey Cartwright, Investor Relations at the address shown on the cover of this proxy statement. During fiscal 2004, each current director attended at least 75% of the meetings of the Board and all of the committees on which he or she served.

Audit Committee

Meetings:	6

Members:	Douglas D. Danforth (Chairman) Maurice J. Cunniffe Jackson L. Schultz Robert A. Muh

The Board of Directors has determined that each member of the Audit Committee meets the audit committee independence requirements of our Director Independence Standards, the listing standards of the New York Stock Exchange and the rules and regulations of the SEC. In addition, the Board has determined that each Audit Committee member is financially literate and that all members have the requisite attributes of an “audit committee financial expert” under the rules of the SEC and that such attributes were acquired through relevant education and experience.

Function:	Assists the Board in monitoring: the integrity of the Company’s financial statements; the qualifications, independence and performance of the independent accountant; the performance of the internal audit function; and compliance with legal and regulatory requirements. The Audit

Committee has adopted a charter, which specifies the composition and responsibilities of the committee. For more information concerning the Audit Committee, see the “Report of the Audit Committee” in this proxy statement and the Audit Committee Charter attached as Appendix B to this proxy statement.

Compensation Committee

Meetings:	2

Members:	Robert A. Muh (Chairman) Maurice J. Cunniffe Colombe Nicholas Charles F. Smith

Function:	Reviews and recommends compensation arrangements for the Chief Executive Officer and executive officers, including salaries, bonuses and option grants, and for non-employee directors; sets compensation philosophy and policies; and administers executive compensation plans and programs. For more information concerning the Compensation Committee, see the “Report of the Compensation Committee on Executive Compensation” in this proxy statement.

Nominating Committee

(July 24, 2003 to June 14, 2004)

Meetings:	1

Members:	Jackson Schultz (Chairman) Maurice J. Cunniffe Colombe Nicholas Charles F. Smith

Function:	Reviews and recommends candidates for vacancies and additions to the Board of Directors.

Governance and Nominating Committee

(formerly Governance Committee from July 24, 2003 to June 14, 2004)

Meetings:	9

Members:	Maurice J. Cunniffe Douglas D. Danforth Robert A. Muh Colombe Nicholas Jackson L. Schultz (Chairman) Charles F. Smith

Function:	Develops and recommends to the Board Corporate Governance Guidelines applicable to the company, recommends committee assignments and leads the Board in its annual review of the Board’s performance. Reviews and recommends candidates for vacancies and additions to the Board of Directors.

Compensation Committee Interlocks and Insider Participation

      We rent premises in Southbridge, Massachusetts from a company owned by Maurice J. Cunniffe, a director and member of our Board committees. We use the premises for research and development and distribution operations. Under the terms of the rental agreement, we paid approximately $270,000 during fiscal 2004. The Board of Directors concluded that Mr. Cunniffe was independent as defined under the rules and regulations of the SEC since the rental payments approximate the prevailing market rate and the payments were not considered material to either party.

DIRECTOR COMPENSATION

Annual Retainer and Attendance Fees

      Directors who are full-time employees of SOLA receive no compensation for serving on the Board or its committees. Non-employee directors receive an annual fee of $30,000, except for the Chairman, whose annual fee is $50,000. The Audit Committee Chairman receives an additional annual fee of $5,000, while the other members of the Audit Committee receive an additional fee of $3,000. Non-employee directors also receive $1,000 for each Board meeting attended. Committee members receive $1,000 compensation for each committee meeting attended. During fiscal 2004, all non-employee Board members received a grant of 5,000 options. We permit directors to receive all or a portion of their annual retainer fees in the form of options to acquire shares of SOLA common stock. We also reimburse directors for traveling costs and other out-of-pocket expenses incurred in attending meetings.

      In lieu of all or a portion of their annual retainer fees for fiscal 2004, the following directors elected to receive options under our option plan to purchase SOLA shares in the amounts indicated: Maurice Cunniffe, 9,590 shares and Robert Muh, 2,714 shares.

OWNERSHIP OF SOLA COMMON STOCK

Directors, Nominees and Executive Officers

      The following table shows how much SOLA common stock the directors, nominees, named executive officers, and all directors and executive officers as a group beneficially owned as of June 10, 2004. The named executive officers are the individuals listed in the “Summary Compensation Table.”

      Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that a stockholder can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

	Shares of	Options
	Common Stock	Exercisable
	Beneficially	Within		Percent of
Name of Beneficial Owner	Owned	60 Days	Total	Class(1)

Directors and Nominees
Jeremy C. Bishop	10,000	360,800	370,800	1.1%
Maurice J. Cunniffe	275,600	52,006	324,606	1.0%
Douglas D. Danforth	21,819	10,966	32,785	*
Robert A. Muh	3,000	19,910	22,910	*
Colombe Nicholas	—	3,000	3,000	*
Jackson L. Schultz	8,000	25,699	33,699	*
Charles F. Smith	—	3,000	3,000	*
Named Executive Officers Other Than Directors
Barry J. Packham	—	9,000	9,000	*
Mark Ashcroft	—	94,000	94,000	*
Gaetano Sciuto	5,500	35,800	41,300	*
David Cross	—	29,270	29,270	*
Simon Edwards	—	—	—	*
Ronald F. Dutt	500	17,000	17,500	*

Directors and Executive Officers as a Group (11 persons)	315,919	624,651	940,570	2.9%

*	Less than 1%.

(1)	Based on 32,189,156 shares of common stock (excluding treasury shares) outstanding on June 10, 2004. Calculations of percentage of beneficial ownership assume the exercise by only the respective named stockholder of all options for the purchase of common stock held by him or her that are exercisable within 60 days of June 10, 2004.

Other Principal Stockholders

      This table shows all stockholders that we know to be beneficial owners of more than 5% of SOLA common stock based on information filed with the SEC on Schedule 13G. Unless otherwise noted, each of the stockholders named in this table has sole voting and investment power for all of the shares shown as beneficially owned by them. The percent of class owned is based on 32,189,156 shares of SOLA common stock outstanding as of June 10, 2004.

	Amount of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

Barclays plc(1)	3,423,575	10.6%
54 Lombard Street
London, England EC3P3AH

Dimensional Fund Advisors Inc.	1,729,100	5.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

(1)	Barclays Global Investors, NA has sole voting power as to 2,592,885 of the shares and sole dispositive power as to 2,808,581 of the shares, and Barclays Global Fund Advisors has sole voting and investment power as to 614,994 of the shares.

EXECUTIVE COMPENSATION

      This table summarizes the compensation of Jeremy C. Bishop, our Chief Executive Officer, and the other most highly compensated executive officers of SOLA during fiscal year 2004. These individuals are sometimes referred to as the named executive officers.

Summary Compensation Table

						Long-Term
						Compensation
						Awards
		Annual Compensation
						Securities
	Fiscal				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation	Options	Compensation(1)

Jeremy C. Bishop(2)	2004	$525,000	$—	(3)	$24,023	44,800	$11,373
President and	2003	425,000	229,500		70,144	25,000	6,157
Chief Executive Officer	2002	400,000	132,000		76,916	35,000	5,685
Barry J. Packham(4)	2004	$313,500	$—	(3)	$41,853	—	$1,528
Executive Vice President	2003	258,000	104,490		8,898	20,000	2,540
and General Manager,	2002	233,279	57,737		26,194	20,000	—
North America and Interim General Manager, Latin America
Mark Ashcroft(5)	2004	$301,838	$—	(3)	$—	—	$19,723
Executive Vice President	2003	250,000	101,250		67,512	20,000	20,916
and General Manager,	2002	168,935	41,811		7,185	35,000	8,200
Europe
Gaetano Sciuto(6)	2004	$200,870	$—	(3)	$18,607	—	$—
Vice President, Sunlens	2003	149,706	75,227		14,978	10,000	—
Division
David Cross(7)	2004	$185,417	$—	(3)	$62,354	35,000	$7,063
Vice President and Managing Director, Asia Pacific
Simon Edwards(8)	2004	$176,978	$—		$—	—	$—
Vice President, Research &	2003	140,762	57,009		—	—	—
Development	2002	110,000	13,640		—	—	—
Ronald F. Dutt(9)	2004	$152,437	$—	(3)	$194,703	85,000	$—
Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

(1)	Represents payments made in fiscal 2004 as matching contributions under the SOLA Optical USA 401(k) Savings Plan on behalf of Mr. Bishop and under the SOLA Optical U. K. Limited Group Personal Pension Scheme on behalf of Mr. Ashcroft, and, in the case of Messrs. Bishop, Packham and Cross, includes $873, $1,528 and $7,063, respectively, for services related to the preparation of their personal tax return.

(2)	Other Annual Compensation includes payments to Mr. Bishop for (a) expatriate accommodation allowances in the amount of $4,167 for fiscal 2004, $50,012 for fiscal 2003 and $50,000 for fiscal 2002, and (b) automobile allowances in the amount of $19,856 for fiscal 2004, $20,132 for fiscal 2003 and $26,916 for fiscal 2002.

(3)	Bonus relating to fiscal 2004 performance has not yet been determined.

(4)	We compensated Mr. Packham in Australian Dollars from April 1, 2001 through June 30, 2001. The average exchange rate in Australian Dollars per U.S. Dollar was 1.943 in fiscal 2002. Other Annual Compensation includes payments to Mr. Packham for (a) automobile allowances in the amount of $9,600 for fiscal 2004, and (b) relocation payments of $32,253.

(5)	Mr. Ashcroft became an executive officer in August 2001. We compensated Mr. Ashcroft in British Pounds during fiscal 2004 from April 1, 2003 through July 31, 2003 and during fiscal 2003 and 2002. The average exchange rate in British Pounds per U. S. Dollar was 0.618 in fiscal 2004, 0.647 in fiscal 2003 and 0.698 in fiscal 2002. Other Annual Compensation for fiscal 2003 consists of currency equalization payments to Mr. Ashcroft as a result of foreign exchange fluctuations.

(6)	We compensated Mr. Sciuto in Euros. The average exchange rate in Euros per U. S. Dollar was 0.853 in fiscal 2004, 1.010 in fiscal 2003 and 1.130 in fiscal 2002.

(7)	Mr. Cross became an executive officer in February 2004. Other Annual Compensation consists of relocation payments of $62,354.

(8)	We compensated Mr. Edwards in Australian Dollars. The average exchange rate in Australian Dollars per U. S. Dollar was 1.459 in fiscal 2004. Mr. Edward’s employment with SOLA terminated in February 2004.

(9)	Mr. Dutt became an executive officer in September 2003. Other Annual Compensation consists of relocation payments of $190,703 and automobile allowances in the amount of $4,000.

Option Grants in Fiscal Year 2004

      This table gives information relating to option grants to the named executive officers during fiscal year 2004. The options were granted under SOLA’s option plan and have exercise prices equal to the fair market value of SOLA common stock on the grant date. All options granted to Mr. Bishop are immediately exercisable. Of the options granted to Mr. Cross, 20% are immediately exercisable and 40% are exercisable on each of the first two anniversary dates of the grant. Of the options granted at a price of $17.55 to Mr. Dutt, 20% of the options vest immediately and an additional 20% vests on each of the first four anniversary dates of the grant. Of the options granted at a price of $23.10 to Mr. Dutt, 20% are immediately exercisable and 40% are exercisable on each of the first two anniversary dates of the grant. In the event of a change of control of SOLA, the options will become fully vested and immediately exercisable.

      The potential realizable value is calculated based on the term of the option at its time of grant, which is 10 years. The calculation assumes that the fair market value on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The stock price appreciation of 5% and 10% is assumed under the rules of the SEC. This assumed appreciation does not represent any estimate of our stock price appreciation.

	Individual Grants				Potential Realizable Value
					at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise Price	Expiration
Name	Granted	Fiscal Year	Per Share	Date	5%	10%

Jeremy C. Bishop	44,800	20.5%	$23.10	2/25/14	$650,830	$1,649,332
Barry J. Packham	—	—	—	—	—	—
Mark Ashcroft	—	—	—	—	—	—
Gaetano Sciuto	—	—	—	—	—	—
David Cross	35,000	16.0	23.10	2/25/14	508,461	1,288,541
Simon Edwards	—	—	—	—	—	—
Ronald F. Dutt	60,000	27.5	17.55	9/15/14	662,226	1,678,211
	25,000	11.5	23.10	2/25/14	363,187	920,386

Option Exercises in Fiscal Year 2004 and Fiscal Year-End 2004 Option Values

      This table provides information regarding the exercise of options during fiscal year 2004 and options outstanding at the end of fiscal year 2004 for the named executive officers. The “value realized” is calculated using the difference between the option exercise price and the price of SOLA common stock on the date of exercise multiplied by the number of shares underlying the option. The “value of unexercised in-the-money options at fiscal year end” is calculated using the difference between the option exercise price and $23.25 (the closing price of SOLA stock on March 31, 2004, the last regular trading day of fiscal year 2004) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of SOLA common stock is greater than the option’s exercise price.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Jeremy C. Bishop	—	$—	310,800	79,000	$3,871,110	$1,149,510
Barry J. Packham	26,000	225,806	4,000	25,000	46,120	303,180
Mark Ashcroft	—	—	89,000	31,000	935,205	357,420
Gaetano Sciuto	—	—	35,000	18,000	331,196	192,824
David Cross	—	—	28,470	35,800	182,443	99,120
Simon Edwards	19,000	96,034	—	—	—	—
Ronald F. Dutt	—	—	17,000	69,150	68,000	276,600

Pension Plans

      Mr. Bishop participates in the American Optical U.K. Ltd. Pension Scheme. Assuming retirement at age 60, Mr. Bishop would receive the maximum annual pension benefit permitted by the U.K. tax laws, which approximates $104,000.

      Messrs. Packham and Cross participate in the SOLA Superannuation Fund in Australia. Assuming retirement at age 65, Messrs. Packham and Cross would receive lump sum pension benefits from SOLA of 2.396 and 3.406, respectively, times the average of the last three years of pensionable salary, or approximately $781,000 and $903,000, respectively, based on their current salary.

      Mr. Bishop participates in the SOLA Optical Pension Plan. Effective March 31, 2003, we discontinued any further accruals to the participants of the SOLA Optical Pension Plan, and the benefit levels as of a normal retirement date were frozen for all participants. The years of credited service as of March 31, 2003 for Mr. Bishop were 3.25. The following table shows estimated annual benefits payable to him under that plan.

Pension Plan Table

	Years of Service

Remuneration	15	20	25	30	35

$125,000	$26,092	$34,789	$43,487	$52,184	$60,881
150,000	31,815	42,419	53,024	63,629	74,234
175,000	36,850	49,134	61,417	73,701	85,984
200,000	36,850	49,134	61,417	73,701	85,984
300,000	36,850	49,134	61,417	73,701	85,984
400,000	36,850	49,134	61,417	73,701	85,984
500,000	36,850	49,134	61,417	73,701	85,984
600,000	36,850	49,134	61,417	73,701	85,984
700,000	36,850	49,134	61,417	73,701	85,984
800,000	36,850	49,134	61,417	73,701	85,984
900,000	36,850	49,134	61,417	73,701	85,984

      Benefits under the SOLA Optical Pension Plan are not offset by Social Security benefits. The amounts shown are based upon certain assumptions, including retirement of the employee at exactly age 65 on March 31, 2004 and payment of the benefit under the basic form of the SOLA Optical Pension Plan, a single life annuity for the life of the participant. The amounts will change if the payment is made under any other form permitted by the SOLA Optical Pension Plan, or if an employee’s retirement occurs after March 31, 2004 since the Social Security Wage Base of that employee (one of the factors used in computing the annual retirement benefits) will reflect higher Social Security tax bases for years after 2004. The SOLA Optical Pension Plan provides a higher level of benefits for the portion of compensation above the compensation levels on which Social Security benefits are based.

      The remuneration levels shown represent the five-year average of annual compensation covered by the SOLA Optical Pension Plan as of March 31, 2004. Compensation covered by the SOLA Optical Pension Plan includes regular base salary, hourly wages, shift differentials, overtime, vacation and sick leave pay, commissions, sales bonuses, amounts deferred under any tax qualified plan and amounts paid pursuant to management bonus plans or other formally adopted incentive compensation plans. The current compensation covered by the SOLA Optical Pension Plan for Mr. Bishop differs substantially (by more than 10%) from that set forth in the Summary Compensation Table under the aggregate of the “Salary” and “Bonus” columns because the amount of compensation that may be covered under a tax qualified pension plan is limited by the Internal Revenue Code. The pension amounts shown for remuneration in excess of the compensation cap ($200,000 for 2003) are based upon the compensation cap in each year, as required by law. The Internal Revenue Code Section 415 defined benefit limit was $160,000 for 2003, but it did not provide any further limitation on the amounts calculated.

Employment Agreements

      We entered into an employment agreement with Jeremy C. Bishop dated November 6, 2000. The agreement has an initial term of three years, which will be extended automatically for successive one-year periods unless either party gives 60 days’ notice prior to the expiration of the then current term that it will not be extended. Pursuant to this agreement, Mr. Bishop receives a base salary of $400,000, subject to discretionary annual increases. This agreement also provides that Mr. Bishop may participate in our management incentive plan and other medical, insurance and benefit plans. Mr. Bishop is entitled to receive severance benefits if his employment with SOLA is terminated for any reason other than “cause”, if we elect not to extend the initial term or any additional term for any reason other than “cause”, if he is regularly assigned duties that materially diminish his position as president and chief executive officer or if certain other circumstances occur. The severance benefits provided by Mr. Bishop’s employment agreement include (1) his annual salary immediately prior to the termination of employment, plus the average of management incentive plan compensation paid to him over the three immediately preceding years, for a period of 18 months, (2) all benefit plans we regularly provide to our other executives or employees, including health, dental, vision, pension or other retirement plans, plus certain benefits associated with his status as an expatriate employee, for a period of 18 months and (3) outplacement assistance up to a maximum of $25,000.

      We entered into a severance agreement with Barry J. Packham on January 1, 1997. Pursuant to this agreement, Mr. Packham will be entitled to receive severance benefits if his employment is terminated for any reason other than “cause”, if he is regularly assigned duties that materially diminish his position as an executive or if certain other circumstances occur. He will not be entitled to severance benefits if he freely resigns his employment. The severance benefits provided by this severance agreement include (1) his annual salary immediately prior to the termination of employment, plus the average of management incentive plan compensation paid to him over the three immediately preceding years, which will be received for the longer of 12 months or one month per completed year of service up to a maximum of 18 months, (2) all benefit plans we regularly provide to our other executives or employees, including health, dental, vision, pension or other retirement plans, for the longer of 12 months or one month per completed year of service, up to a maximum of 18 months and (3) outplacement assistance up to a maximum of $25,000.

      On April 1, 2004, we entered into an employment agreement with Mr. Packham, which is intended to replace the severance agreement described above. The agreement has an indefinite term and will remain in effect until it is terminated as provided in the agreement. Under the agreement, Mr. Packham receives a base salary of $330,000 and a monthly car allowance of $800 and is eligible to receive a bonus under our management incentive plan. He also participates in the SOLA Australia Superannuation Fund and other benefit plans that we regularly provide to our executives and employees. Pursuant to the agreement, Mr. Packham is entitled to receive severance benefits under the severance agreement described above if his employment is terminated other than for cause prior to September 30, 2005. If, however, his employment is terminated after that date for any reason other than “cause”, he is regularly assigned duties and responsibilities that materially diminish his position as Executive Vice President and General Manager, North America, or his base salary or employee benefits (other than incentive compensation) are reduced by more than an amount that is proportionate to a general reduction in executive compensation, then Mr. Packham is entitled to receive severance benefits under the employment agreement. The severance benefits provided under the employment agreement include (1) Mr. Packham’s annual salary at the rate in effect at termination, plus the average of management incentive plan compensation paid to him over the immediately preceding three years, which will be received for a period of 18 months if his termination is prior to September 30, 2005 and for a period of 6 months if his termination is on or after October 1, 2005, (2) participation in our employee benefit plans for a period of 6 months after the date of termination and (3) outplacement assistance up to a maximum of 25,000 Australian Dollars (the average exchange rate in Australian Dollars per U.S. Dollar was 1.448 in fiscal 2004).

      We entered into an employment agreement with Mark Ashcroft dated April 6, 2002. The agreement has an initial term of two years, which will be extended automatically for successive one-year periods unless either party gives 90 days’ notice prior to the expiration of the then current term that it will not be extended. Pursuant to this agreement, Mr. Ashcroft receives a base salary of $250,000, subject to discretionary annual increases. This agreement also provides that Mr. Ashcroft may participate in our management incentive plan and other medical, insurance and benefit plans. Mr. Ashcroft is entitled to receive severance benefits if his employment with SOLA is terminated for any reason other than “cause”, if we elect not to extend the initial term or any additional term for any reason other than “cause”, if he is regularly assigned duties that materially diminish his position as president and chief executive officer or if certain other circumstances occur. The severance benefits provided by Mr. Ashcroft’s employment agreement include (1) his annual salary immediately prior to the termination of employment, plus the average of management incentive plan compensation paid to him over the three immediately preceding years, for a period of 12 months, (2) all benefit plans we regularly provide to our other executives or employees, including health, dental, vision, pension or other retirement plans, plus certain benefits associated with his status as an expatriate employee, for a period of 12 months and (3) outplacement assistance up to a maximum of $25,000.

      On April 1, 2004, we entered into an employment agreement with Mr. Ashcroft, which is intended to replace the employment agreement described above. The agreement has an indefinite term and will remain in effect until it is terminated as provided in the agreement. Under the agreement, Mr. Ashcroft receives a base salary of 150,000 British Pounds and a monthly car allowance of 1,000 British Pounds and is eligible to receive a bonus under our management incentive plan (the average exchange rate in British Pounds per U.S. Dollar was 0.593 in fiscal 2004). He also participates in all of the benefit plans that we regularly provide to our executives and employees. Pursuant to the agreement, Mr. Ashcroft is entitled to receive severance benefits if his employment is terminated for any reason other than “cause”, he is regularly assigned duties and responsibilities that materially diminish his position as Executive Vice President and General Manager, Europe, or his base salary or employee benefits (other than incentive compensation) are reduced by more than an amount that is proportionate to a general reduction in executive compensation. The severance benefits provided under the employment agreement include (1) Mr. Ashcroft’s annual salary at the rate in effect at termination, plus 50% of the average of management incentive plan compensation paid to him over the immediately preceding three years, which will be received for a period of 6 months, (2) participation in our employee benefit plans for a period of 6 months after the date of termination and (3) outplacement assistance up to a maximum of 15,000 British Pounds.

      We entered into an employment agreement with Gaetano Sciuto dated June 15, 1998. The agreement has an indefinite term. The agreement states that Mr. Sciuto is to receive a base salary of 150,000,000 Italian Lire, which is equivalent to 78,000 Euros, subject to potential increases (the average exchange rate in Euros per U.S. Dollar was 0.853 in fiscal 2004). This agreement also provides that Mr. Sciuto is entitled to receive yearly incentive bonuses based on objectives that are determined from year to year.

      We entered into an employment agreement with David Cross dated February 2, 2004. The agreement has an indefinite term and will remain in effect until it is terminated as provided in the agreement. Pursuant to this agreement, Mr. Cross receives compensation with a value of 300,000 Australian Dollars (excluding incentive payments) based on a “total cost” concept (the average exchange rate in Australian Dollars per U.S. Dollar was 1.448 in fiscal 2004). That compensation includes a base salary, a fully maintained company car and participation in the SOLA Superannuation Fund. In addition, Mr. Cross will participate in our other medical, insurance and benefit plans. Mr. Cross is entitled to receive severance benefits if his employment with SOLA is terminated for any reason other than “cause”, he is regularly assigned duties that materially diminish his position as General Manager, Asia Pacific, or his base salary or employee benefits (other than incentive compensation) are reduced by more than an amount that is proportionate to a general reduction in executive compensation. The severance benefits provided by Mr. Cross’s employment agreement include (1) his annual salary at the rate in effect at termination, plus the average of management incentive plan compensation paid to him over the immediately preceding three years, for a period of the greater of 6 months or the severance period that is customary for SOLA in Australia at the time of termination, (2) participation in our employee benefit plans for a period of 6 months after the date of termination and (3) outplacement assistance up to a maximum of 25,000 Australian Dollars.

      We entered into an employment agreement with Ronald F. Dutt dated September 4, 2003. The agreement has an initial term of one year, which will be extended automatically for successive one-year periods unless either party gives 90 days’ notice prior to the expiration of the then current term that it will not be extended. Under the terms of the agreement, Mr. Dutt receives a base salary of $280,000 per year, subject to discretionary annual increases, and is eligible to receive a bonus pursuant to our management incentive plan. He also is entitled to a monthly car allowance of $800 and reimbursement for expenses related to his relocation to the San Diego area, as well as participation in the benefit plans that we regularly provide to our executives and employees. In addition, Mr. Dutt received an option to purchase 60,000 shares of SOLA common stock upon the commencement of the agreement. Pursuant to the agreement, Mr. Dutt is entitled to receive severance benefits if his employment is terminated for any reason other than “cause”, he is regularly assigned duties and responsibilities that materially diminish his position as Chief Financial Officer, or his base salary or employee benefits (other than incentive compensation) are reduced by more than an amount that is proportionate to a general reduction in executive compensation. The severance benefits provided under the employment agreement include (1) Mr. Dutt’s annual salary at the rate in effect at termination, plus the average of management incentive plan compensation paid to him over the immediately preceding three years, which will be received for a period of 6 months, (2) participation in our employee benefit plans and company car allowance for a period of 6 months after the date of termination and (3) outplacement assistance up to a maximum of $25,000.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information about our common stock that may be issued upon exercise of options under our only equity compensation plan, the 1998 SOLA International Inc. Stock Option Plan, as of March 31, 2004. Our stockholders have approved this plan.

Number of securities
remaining available
for future issuance
	Number of securities		under equity
	to be issued upon	Weighted average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding options,	outstanding options	securities reflected
Plan Category	warrants and rights	warrants and rights	in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders	1,624,548	$15.61	456,195
Equity compensation plans not approved by stockholders	None	None	None

Total	1,624,548	$15.61	456,195

CERTAIN TRANSACTIONS

      We rent premises in Southbridge, Massachusetts from a company owned by Maurice J. Cunniffe, a director. We use the premises for research and development and distribution operations. Under the terms of the rental agreement, we paid approximately $270,000 during fiscal 2004.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      SOLA’s Compensation Committee of the Board of Directors consists of four directors who meet the independence requirements of the New York Stock Exchange. The committee is responsible for carrying out the Board’s overall responsibility relating to compensation of SOLA’s directors and officers, including setting SOLA’s compensation philosophy and policies and reviewing and recommending to the Board the compensation to be paid to the Chief Executive Officer, executive officers and non-employee directors.

      The committee is also responsible for administering SOLA’s executive compensation plans and programs, including SOLA’s stock option plan. The committee reviews SOLA’s executive compensation program on at least an annual basis to ensure that the program continues to meet the goals of its compensation policy.

Compensation Policy

      The Compensation Committee has designed SOLA’s executive compensation program to:

•	attract qualified executive officers from a global pool of talent;

•	reward, motivate and retain SOLA’s executive officers; and

•	align the interests of SOLA’s executive officers with those of the stockholders by linking the executives’ annual cash and long-term incentive compensation to SOLA’s performance.

      The compensation program consists of three basic components: (1) base salary; (2) annual cash incentive-based compensation; and (3) long-term incentive-based compensation in the form of stock options. The committee’s goal has been to base a greater portion of the executives’ compensation on SOLA’s performance. SOLA also provides perquisites to its executive officers to maintain its ability to attract and retain executive officers in a competitive global market.

Base Salary

      The Compensation Committee reviews base salary levels of the executive officers annually. The committee uses a two-step process to determine the salary ranges for each executive officer. First, the level and functional responsibilities of the position held by each executive officer are evaluated using the Hay Guide Chart Job Evaluation Method. Second, based on the evaluation, the committee determines salary ranges for each position using marketplace data provided by Hay Management Consultants and periodically cross-checked with other market surveys published by Mercer, Cullen-Egan-Dell and other compensation consultants. Historically, the committee has established a mid-point base salary around the 75th percentile among a select group of companies, with a minimum salary at 80% of the mid-point and a maximum salary at 120% of the mid-point. An executive officer’s progression through the salary range is based upon the committee’s evaluation of the individual’s job performance.

      The group of companies to which SOLA compares itself with respect to base salary compensation of its executives is not the same as the group to which it compares itself on the Performance Graph shown in this proxy statement. For the U.S. market, the comparison group for base salary purposes is comprised of vision care, healthcare and technology companies whose businesses are concentrated on the West Coast of the United States. The committee selected these companies because it believes that they are the companies with respect to which SOLA must remain competitive in order to attract and retain qualified executives to work at its California locations. For other marketplaces worldwide, the comparison group consists of all multinational and medium to large local companies in the specific marketplace. The comparison group used in the Performance Graph is comprised of SOLA’s worldwide competitors.

Annual Cash Incentive Compensation

      The Compensation Committee views the annual cash incentive compensation component of its program as a significant element in attaining its goal of closely linking executive compensation to SOLA’s performance by providing additional annual cash compensation based on SOLA’s achievement of objective financial performance targets. The SOLA International Inc. Management Incentive Plan provides annual performance-based cash bonuses to officers designated by the committee. Under the plan, each designated officer has the opportunity to receive a cash bonus based on SOLA’s achievement of certain pre-established targets based on one or more performance criteria. The committee prepares schedules for each performance period, which are treated as part of the plan for that period, setting forth each participant’s target award percentages and performance targets for that performance period. The target award percentage for a participant is the percentage of his or her salary that will be awarded depending on the percentage of the performance target that he or she attains. The committee determines whether to establish maximum target award percentages. The maximum award that any participant may receive in a fiscal year under the plan is $2,000,000. The committee does not have discretion to increase the amount of a participant’s award payable under the plan after the establishment of the relevant performance targets and target award percentages. Awards are paid annually upon certification by the committee of achievement of the relevant performance targets at a time and in a manner as determined by the committee.

      The amount of an executive’s bonus for fiscal 2004 has not yet been determined. Should one be paid, it will be based on SOLA’s level of achievement measured against its pre-established performance targets. The primary targets were related to earnings and cash flow. A bonus for earnings performance is payable when annual earnings per share and cash flow exceeds specified targets. No bonus is payable should actual performance fall below these minimum levels.

Stock Option Plan

      The Compensation Committee believes that the stock option component of its executive compensation program more closely aligns the executives’ interests with those of SOLA’s stockholders because the value of the options is linked directly to the price of SOLA’s stock. The committee awards stock options to the executive officers under SOLA’s 1998 Stock Option Plan. During fiscal 2004, the named executive officers were granted the following options under SOLA’s 1998 Stock Option Plan: Mr. Bishop, 44,800 options; Mr. Cross, 35,000 options; and Mr. Dutt, 85,000 options.

Perquisites

      SOLA provided a company car allowance and supplemental medical coverage to certain named executive officers and an expatriate allowance for housing to each named executive officer that has relocated to California from outside the United States. The Compensation Committee believes that these perquisites are necessary to attract and retain executive talent in a competitive global market.

CEO Compensation

      The Compensation Committee determined Jeremy C. Bishop’s compensation on the same basis and under the same philosophy it used in determining the compensation of other executive officers. As discussed above, the goal of the committee is to link a significant portion of the compensation of SOLA’s executive officers, including the President and Chief Executive Officer, to SOLA’s performance. During fiscal 2004, under the terms of his employment agreement, Mr. Bishop received a salary of $525,000. Mr. Bishop’s bonus for his performance in fiscal 2004 has not yet been determined. In addition, during fiscal 2004 the committee granted 44,800 stock options to Mr. Bishop.

Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code limits the deductibility by SOLA of compensation in excess of $1,000,000 paid to its Chief Executive Officer or any of the next four most highly compensated executive officers. Certain “performance based compensation” is not included in the compensation counted for purposes of the deductibility limit. The policy of the committee with respect to Section 162(m) of the Internal Revenue Code is to establish and maintain a compensation program that will not be subject to the deduction limitation of Section 162(m). The committee, however, reserves the right to use its judgment, where merited by the need for flexibility to respond to changing business conditions or by an executive officer’s individual performance, to authorize compensation that may not, in a specific case, be fully deductible by SOLA.

Robert A. Muh, Chairman
Maurice J. Cunniffe
Colombe Nicholas
Charles F. Smith

COMPANY PERFORMANCE

      The following graph shows SOLA’s cumulative total stockholder return during the five fiscal years ended March 31, 2004. The graph also shows the cumulative total returns of the Standard & Poor’s 500 Index and the Dow Jones World Stock Index — Medical Supplies. The comparison assumes an investment of $100 on March 31, 1999 and the reinvestment of any dividends.

*	$100 invested on 3/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

Cumulative Total Return

	3/31/99	3/31/00	3/31/01	3/31/02	3/31/03	3/31/04

SOLA International Inc.	$100.00	$50.78	$74.69	$122.03	$102.47	$192.75
S&P 500	100.00	117.94	92.38	92.60	69.67	94.14
DJWSI — Medical Supplies	100.00	86.71	109.82	128.62	95.22	135.73

REPORT OF THE AUDIT COMMITTEE

      SOLA’s Audit Committee of the Board of Directors consists of four directors who meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Board has adopted a charter that governs the Audit Committee. The charter is attached to this proxy statement as Appendix B and is also available on SOLA’s website at www.sola.com. The members of the Committee are Maurice J. Cunniffe, Douglas D. Danforth, who is the Committee’s chair, Robert A. Muh and Jackson L. Schultz.

      SOLA’s management is responsible for SOLA’s internal controls and financial reporting process, including the preparation of consolidated financial statements in accordance with generally accepted accounting principles. SOLA’s independent accountants, PricewaterhouseCoopers LLP (PWC), are responsible for auditing SOLA’s annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors the integrity of SOLA’s financial statements; the qualifications, independence and performance of their independent accountants; the performance of SOLA’s operational audit function; and compliance with legal and regulatory requirements. The Committee has the sole authority to appoint, terminate and determine the compensation for a firm of certified independent accountants to be SOLA’s independent accountants.

To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with SOLA’s management and the independent accountants SOLA’s consolidated financial statements for the fiscal year ended March 31, 2004.

•	We reviewed and discussed with SOLA’s management and the independent accountants SOLA’s consolidated quarterly financial statements for each of the first three quarters for the fiscal year ended March 31, 2004.

•	We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with generally accepted accounting principles.

•	We discussed with the independent accountants the matters that Statement on Auditing Standards No. 61 (Communication With Audit Committees) requires them to discuss with us, including matters related to the conduct of the audit of SOLA’s consolidated financial statements.

•	We received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) relating to their independence from SOLA, and we have discussed with PWC their independence from SOLA.

•	We considered whether PWC’s non-audit services to SOLA are compatible with maintaining their independence from SOLA.

•	Based on the discussions we had with management and the independent accountants, the independent accountants’ disclosures and letter to us, the representations of management to us and the report of the independent accountants, we recommended to the Board that SOLA’s audited annual consolidated financial statements for fiscal year 2004 be included in SOLA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the Securities and Exchange Commission.

•	We have engaged PWC as SOLA’s independent accountants to review the financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC during fiscal 2005.

Douglas D. Danforth, Chairman
Maurice J. Cunniffe
Robert A. Muh
Jackson L. Schultz

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP has been SOLA’s independent accountants since 1999. The Audit Committee has engaged PWC as our independent accountants to review the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal year ending March 31, 2005. A representative of PWC will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

      PWC billed us approximately $1,475,000 and $850,000 for professional services in connection with the audit of the annual financial statements included in our Annual Report on Form 10-K for the years ended March 31, 2004 and March 31, 2003, respectively, and the review of the financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

      PWC billed us approximately $103,000 for professional services related to compliance with Sarbanes-Oxley legislation and $38,000 for professional services related to internal control reviews for the year ended March 31, 2004. There were no audit-related fees in connection with assurance and related services by PWC that were related to the audit of the annual financial statements included in our Annual Report for the year ended March 31, 2003 and the review of the financial statements included in our Quarterly Reports on Form 10-Q.

Tax Fees

      PWC billed us approximately $13,000 and $15,000 for professional services rendered in connection with tax return preparation and tax consulting for the years ended March 31, 2004 and March 31, 2003, respectively.

All Other Fees

      In fiscal 2003, there was $25,000 in other fees billed by and paid to PWC. These fees related to other consulting services.

Audit Committee Approval of Independent Accountants’ Services and Fees

      The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and permitted non-audit services performed by SOLA’s independent accountants to ensure that the performance of these services does not impair the independent accountants’ independence. The independent accountants are prohibited from providing certain non-audit services, such as management consulting services, financial and other information systems design and implementation, and internal auditing services. In addition, the Audit Committee has adopted a policy that the independent accountants will not be engaged to perform any non-audit-related tax services.

      The Audit Committee approved all of the professional services that were performed by PWC during fiscal 2004, as well as the fees related to those services.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires that SOLA’s executive officers, directors and 10% stockholders file reports of ownership and changes of ownership of SOLA common stock with the SEC and the New York Stock Exchange. Based on a review of the copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements were met during fiscal 2004, except that each of Messrs. Cunniffe, Danforth, Leach, Muh and Schultz filed one late Form 4 reporting one transaction, an option grant made pursuant to the SOLA International Stock Option Plan.

ANNUAL REPORT ON FORM 10-K

      A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2004, without exhibits, which is on file with the SEC, is included in the Annual Report delivered with the proxy statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request by contacting Jeffrey Cartwright, Director of Investor Relations, 10590 West Ocean Air Drive, Suite 300, San Diego, California 92130, (858) 509-9899.

APPENDIX A

SOLA INTERNATIONAL INC.

BOARD OF DIRECTORS INDEPENDENCE STANDARDS

      An independent Director is one whom the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has adopted the following categorical standards to assist it in the determination of each Director’s independence. The Board of Directors will determine the independence of any Director having a relationship with the Company that is not covered by these standards, and the Company will disclose such determinations in its annual proxy statements or otherwise at least annually.

      A Director will be presumed to be independent for purposes of membership on the Board of Directors and its Committees if the Director:

      1.     Has not been an employee of the Company for at least three years, other than in his or her capacity as a former interim Chairman or interim Chief Executive Officer;

      2.     Has not, during the last three years, been affiliated with or employed by a present or former internal or external auditor of the Company or of any affiliate of the Company;

      3.     Has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

      4.     Has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who shares the Director’s home) who did not satisfy the foregoing criteria during the last three years; provided, however, that with respect to the employment criteria, such Director’s immediate family member may have (i) been affiliated with or employed by a present or former internal or external auditor of the Company or of any affiliate of the Company other than in a professional capacity and (ii) served as an employee but not as an executive officer of the Company during such period;

      5.     Has not received, and has no immediate family member who has received, during the last three years, more than $100,000 in any year in direct compensation from the Company (other than in his or her capacity as a member of the Board of Directors or any committee of the Board, compensation for his or her service as interim Chairman or Chief Executive Officer, or pension or other deferred compensation for prior service, so long as such compensation is not contingent in any way on continued service); provided, however, that compensation to such Director’s immediate family member as a non-executive employee shall not be considered in determining independence;

      6.     Has not been an executive officer or an employee, and has no immediate family member who has been an executive officer, of a company that made payments to, or received payments from, the Company for property or services in any of the last three years in an amount that in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

      7.     Has not been an executive officer or an employee and has no immediate family member who has been an executive officer, of a company to which the Company was indebted at any time during the last three years in an aggregate amount in excess of 5% of the Company’s total assets;

      8.     Does not serve, and has no immediate family member who has served, during the last three years as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, unless such investment is less than $1 million or 2% of such entity’s total invested capital, whichever is greater, in any of the last three years; and

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      9.     Has not been, and has no immediate family member who has been, an executive officer of a foundation, university, non-profit trust or other charitable organization, for which the Company and its respective trusts or foundations, account or accounted for more than 2% or $100,000, whichever is greater, of such charitable organizations’ consolidated gross revenues, in any of the last three years.

      In determining that a Director is independent for purposes of serving on the Audit Committee of the Board of Directors, the Board of Directors will also confirm that the Director:

      1.     Has not accepted, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company (other than in his or her capacity as a member of the Board of Directors or any committee of the Board, or pension or other deferred compensation for prior service, so long as such compensation is not contingent in any way on continued service); and

      2.     Is not a person “affiliated” with the Company or any subsidiary of the Company, as such term is defined by the Securities and Exchange Commission.

As adopted June 16, 2004

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APPENDIX B

SOLA INTERNATIONAL INC.

AUDIT COMMITTEE CHARTER

Purpose

      The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility of monitoring:

•	The integrity of SOLA’s financial statements;

•	The qualifications, independence and performance of SOLA’s independent auditor;

•	The performance of SOLA’s internal audit function; and

•	SOLA’s compliance with legal and regulatory requirements and its Code of Conduct.

      The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in SOLA’s annual proxy statement.

Membership

      The Board shall determine membership of the Committee, which shall be comprised of not less than three Board members, each of whom shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. Members of the Committee shall be appointed by the Board and may be removed by the Board at its discretion. Unless a Chair is elected by the full Board, a majority of the members of the Committee may designate a Chair.

      Accordingly, all the members will be directors:

1. Who have no relationship to SOLA that may interfere with the exercise of their independence from management and the company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. The Board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” as defined by the SEC.

      Committee members shall not simultaneously serve on the audit committees of more than two other public companies, without Board approval.

Meetings

      The Committee shall meet at least quarterly, or more frequently as it determines. The Committee shall meet periodically with management, the internal auditor and the independent auditor in separate executive sessions. The Committee may request that any SOLA officer or employee or SOLA’s outside counsel or independent auditor attend a Committee meeting or meet with any members of, or consultants to, the Committee.

Authority and Responsibilities

     Generally

      1.     The Committee shall have the sole authority to appoint or replace SOLA’s independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work, including the resolution of any disagreements between management and the independent auditor regarding financial reporting. The indepen-

dent auditor shall report directly to the Committee. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report.

      2.     The Committee shall maintain a policy pursuant to which the Committee reviews and pre-approves audit and permitted non-audit services (including the fees and terms thereof) to be provided to SOLA by the independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. The Chair of the Committee, or any other member or members designated by the Committee, shall be authorized to pre-approve non-audit services, provided that any pre-approval shall be reported to the full Committee at its next scheduled meeting.

      3.     The Committee shall have the authority, as it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee. The Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibility, and shall have full access to all books, records, facilities and personnel of SOLA in connection with any such investigation.

      4.     The Committee shall make regular reports to the Board and perform an annual self-assessment of the Committee’s own performance.

      5.     The Committee shall review and assess the adequacy of this Charter at least annually and recommend any changes to the Board.

      6.     The Committee shall perform such other functions as assigned by law, SOLA’s Certificate of Incorporation or Bylaws, or the Board.

      7.     The Committee may delegate any of its responsibilities to subcommittees as it deems appropriate in its sole discretion.

     Financial Statement and Disclosure Matters

      The Committee, to the extent it deems necessary or appropriate, shall:

1. Review and discuss with management and the independent auditor SOLA’s annual audited financial statements (including related footnotes and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations) and recommend to the Board whether the audited financial statements should be included in SOLA’s Annual Report on Form 10-K.

2. Review and discuss with management and the independent auditor SOLA’s quarterly financial statements (including related footnotes, disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and the results of the independent auditor’s review of the quarterly financial statements) prior to the filing of the Quarterly Report on Form 10-Q.

3. Review any disclosures made to the Committee by SOLA’s CEO and CFO during the certification process for Forms 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any corrective actions taken, and any fraud involving management or other employees who have a significant role in SOLA’s internal controls.

4. Review and discuss with management and the independent auditor:

•	Any significant changes to generally accepted accounting principles (“GAAP”) or critical accounting policies or standards.

•	Any major issues regarding accounting principles and financial statement presentations, including any significant changes in SOLA’s selection or application of accounting principles, any major issues as to the adequacy of SOLA’s internal controls and any special steps adopted in light of material control deficiencies.

•	The effect of regulatory and accounting initiatives and, if applicable, off-balance sheet structures, on SOLA’s financial statements.

5. Discuss with management:

•	The type and presentation of information to be included in earnings press releases, including the use of “pro forma” or “adjusted” non GAAP information, as well as any financial information and earnings guidance provided to analysts and rating agencies. This discussion may be of a general nature (e.g., as to the types of information to be disclosed and the types of presentations to be made), and advance review of each disclosure is not required.

•	SOLA’s policies with respect to risk assessment and risk management, as well as SOLA’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

•	Review and discuss with management (including the director of internal audit) and the independent auditor, SOLA’s internal controls report and the independent auditors attestation of the report prior to the filing of SOLA’s Form 10-K.

6. Review and discuss quarterly reports from the independent auditor regarding:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of those alternative treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as a management letter or schedule of unadjusted differences.

7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management and management’s response.

     SOLA’s Relationship with its Independent Auditor

      The Committee, to the extent it deems necessary or appropriate, shall:

1.	At least annually, obtain and review a report by the independent auditor describing:

•	The auditor’s internal quality-control procedures;

•	Any material issues raised by the most recent internal quality-control review or peer review of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor;

•	Steps taken to deal with any such issues; and

•	All relationships between the independent auditor and SOLA (consistent with Independence Standards Board Standard No. 1).

2. At least annually, evaluate and report to the Board regarding the Committee’s assessment of the independent auditor’s qualifications, performance (including the lead partner) and independence, taking into account the opinions of management and internal auditors. Consideration shall be given as to whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The Committee shall present its conclusions with respect to the independent auditor to the Board.

3. Monitor the regular rotation of the audit partners as required by law.

4. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm. The Committee shall present its conclusions to the Board.

5. Set clear policies compliant with applicable laws or regulations for hiring employees or former employees of the independent auditor.

6. Meet with the independent auditor prior to the audit to discuss the planning, scope and staffing of the audit.

7. Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by SOLA’s audit team.

     Internal Audit Function

      The Committee, to the extent it deems necessary or appropriate, shall:

1. Review and advise on the appointment or replacement of the director of internal audit.

2. Periodically review with the director of internal audit any significant difficulties, disagreements with management or scope restrictions encountered.

3. Review any significant reports to management prepared by internal audit and management’s responses.

4. Discuss with the independent auditor and management the performance, responsibilities, work plan, budget and staffing of the internal audit function, as well as any recommended changes in the planned scope of the internal audit. Consideration shall be given to independence, objectivity and authority of the internal audit function.

     Compliance Oversight

      The Committee, to the extent it deems necessary or appropriate, shall:

1. Obtain assurance from the independent auditor that it is not aware of any illegal acts that would implicate Section 10A(b) of the Exchange Act.

2. Establish procedures for the receipt, retention and treatment of complaints received by SOLA regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by SOLA employees of concerns regarding questionable accounting or auditing matters.

3. Periodically review and advise the Board with respect to SOLA’s policies and procedures regarding compliance with applicable laws and regulations and with SOLA’s Code of Conduct.

4. Evaluate any actual or potential conflicts of interest, including related party transactions, under SOLA’s Code of Conduct or otherwise with respect to SOLA’s executive officers or directors and recommend to the Board any action to be taken.

5. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding SOLA’s financial statements or accounting policies.

Limitation of the Role of the Audit Committee

      While the Committee has the authority and responsibilities described in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that SOLA’s financial statements and disclosures are complete, accurate and in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

This charter was revised June 16, 2004.

DETACH HERE
ZS0LC2

PROXY

SOLA INTERNATIONAL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF SOLA INTERNATIONAL INC. FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JULY 21, 2004

     The undersigned hereby appoints Jeremy C. Bishop and Jeffrey S. Cartwright, and each of them, as attorneys and proxies with full power of substitution, to vote for and on behalf of the undersigned all shares of common stock of Sola International Inc. held of record by the undersigned on June 10, 2004, at the Sola International Inc. Annual Meeting of Stockholders to be held on July 21, 2004 and at any adjournment thereof, upon the following matters and upon any other business that may properly come before the meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES.

     Please indicate your vote for the election of directors on the other side. The nominees for director are: (01) Jeremy C. Bishop, (02) Maurice J. Cunniffe, (03) Charles F. Smith, (04) Colombe M. Nicholas, (05) Robert A. Muh and (06) Jackson L. Schultz.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

SOLA INTERNATIONAL, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

ZSOLC1

☒	Please mark votes as in this example.

The Board of Directors recommends a vote “For All Nominees” on proposal 1.

1.	Election of Directors. Nominees: (01) Jeremy C. Bishop, (02) Maurice J. Cunniffe, (03) Charles F. Smith, (04) Colombe M. Nicholas, (05) Robert A. Muh and (06) Jackson L. Schultz.					2.	In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting.

		FOR ALL NOMINEES	☐	WITHHELD FOR ALL NOMINEES	☐

	☐
		For all nominees except as noted above
							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

						Please sign this proxy and return it promptly whether or not you expect to attend. Give full title if an attorney, executor, administrator, trustee, guardian, etc. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.

Signature:	Date:	Signature:	Date: